As filed with the Securities and Exchange Commission on February 24, 2021.

Registration No. 333-197076

Registration No. 333-197077

Registration No. 333-197079

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197076

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197077

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197079

UNDER

THE SECURITIES ACT OF 1933

TIMKENSTEEL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	46-4024951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue SW, Canton, Ohio 44706

(Address of principal executive offices) (zip code)

TimkenSteel Corporation Savings Plan for Certain Bargaining Employees

TimkenSteel Corporation Savings and Investment Pension Plan

TimkenSteel Corporation Voluntary Investment Pension Plan

(Full title of the plan)

Kristine C. Syrvalin, Esq.

Executive Vice President, General Counsel and Secretary

TimkenSteel Corporation

1835 Dueber Avenue, SW

Canton, Ohio 44706

(330) 471-7000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

TimkenSteel Corporation, an Ohio corporation (the “Registrant”), is filing this Post-Effective Amendment on Form S-8 (the “Post-Effective Amendment”) to deregister any and all securities (including plan interests) that remain unissued or unsold under the Registrant’s Registration Statements on Form S-8 (Nos. 333-197076, 333-197077, and 333-197079) (collectively, the “Registration Statements”) relating specifically to the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees, the TimkenSteel Corporation Savings and Investment Pension Plan, and the TimkenSteel Corporation Voluntary Investment Pension Plan (collectively, the “Plans”). The Registration Statements registered (1) 100,000 common shares, without par value, of the Registrant on June 27, 2014 for the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees, (2) 3,250,000 common shares, without par value, of the Registrant on June 27, 2014 for the TimkenSteel Corporation Savings and Investment Pension Plan, and (3) 750,000 common shares, without par value, of the Registrant on June 27, 2014 for the TimkenSteel Corporation Voluntary Investment Pension Plan, plus in each case an indeterminate amount of plan interests, to be offered and sold pursuant to the Plans. The offerings pursuant to these Plans have concluded and, accordingly, this Post-Effective Amendment to the Registration Statements is being filed in order to deregister all securities specifically attributable to the Plans that were registered under the Registration Statements and remain unissued or unsold under the Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on February 24, 2021.

TIMKENSTEEL CORPORATION

By:	/s/ Kristine C. Syrvalin
Name: Kristine C. Syrvalin
Title: Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Date: February 24, 2021	* Michael S. Williams Director and Chief Executive Officer and President (Principal Executive Officer)

Date: February 24, 2021	* Kristopher R. Westbrooks Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: February 24, 2021	* Nicholas A. Yacobozzi Corporate Controller (Principal Accounting Officer)

Date: February 24, 2021	* Terry L. Dunlap Director

Date: February 24, 2021	* Joseph A. Carrabba Director

Date: February 24, 2021	* Leila L. Vespoli Director

Date: February 24, 2021	* Diane C. Creel Director

Date: February 24, 2021	* Randall H. Edwards Director

Date: February 24, 2021	* Donald T. Misheff Director

Date: February 24, 2021	* John P. Reilly Director

Date: February 24, 2021	* Ronald A. Rice Director

Date: February 24, 2021	* Randall A. Wotring Director

*

This Post-Effective Amendment has been signed as of February 24, 2021 on behalf of the above officers and directors by Kristine C. Syrvalin, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Post-Effective Amendment.

By:	/s/ Kristine C. Syrvalin
Name: Kristine C. Syrvalin
Title: Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plans referenced herein) have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on February 24, 2021.

TIMKENSTEEL CORPORATION
SAVINGS PLAN FOR CERTAIN
BARGAINING EMPLOYEES

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Executive Vice President, General
Counsel & Secretary

TIMKENSTEEL CORPORATION
SAVINGS AND INVESTMENT
PENSION PLAN

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Executive Vice President, General
Counsel & Secretary

TIMKENSTEEL CORPORATION
VOLUNTARY INVESTMENT
PENSION PLAN

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Executive Vice President, General
Counsel & Secretary